Exhibit 4.5

WARRANT AGENCY AGREEMENT

This WARRANT AGENCY AGREEMENT, dated as of [●], 2022 (this “Agreement”), is among Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), Computershare, Inc., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (collectively with Computershare, the “Warrant Agent”).

W I T N E S S E T H

WHEREAS, in an underwritten offering (the “Offering”), the Company is offering shares of common stock, $0.0001 par value per share (the “Common Stock”), and warrants to purchase shares of Common Stock (the “Warrants”);

WHEREAS, the shares of Common Stock and Warrants to be issued in the Offering shall be immediately separable and will be issued separately, but will be purchased together in fixed combinations in the Offering;

WHEREAS, pursuant to an effective registration statement on Form S-1 (File No. 333-262482) (the “Registration Statement”)[ and an additional registration statement on Form S-1 filed pursuant to Rule 462(b) (File No. [●])] and the terms of the Warrant Certificate, the Company wishes to issue the Warrants in book entry form entitling the respective holders of the Warrants (the “Holders”, which term shall include a Holder’s transferees, successors and assigns and, if the Warrants are held in “street name,” each Participant (as defined below) or a designee appointed by each such Participant) to purchase an aggregate of up to [●] shares of Common Stock (which includes Warrants to purchase up to [●] shares of Common Stock pursuant to an overallotment option granted to the underwriters in the Offering); and

WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrants.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York generally are open for use by customers on such day.

(c) “Close of Business” on any given date means 5:00 p.m. (New York City time) on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m. (New York City time) on the next succeeding Business Day.

(d) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(e) “Warrant Certificate” means a certificate in the form attached as Exhibit 1 hereto, evidencing Warrants to purchase such number of Warrant Shares as is indicated therein, provided that any reference to the delivery of a Warrant Certificate in this Agreement shall include the delivery of a Global Warrant or a Definitive Certificate.

All other capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Warrant Certificate.

Section 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms and conditions), and the Warrant Agent hereby accepts such appointment.

Section 3. Global Warrants.

(a) The Warrants shall be registered securities and shall be evidenced by a global warrant certificate in the form of the Warrant Certificate (the Warrants evidenced by such global warrant certificate, the “Global Warrants”), which shall be deposited with the Warrant Agent and registered in the name of Cede & Co., a nominee of The Depository Trust Company (the “Depository”), or as otherwise directed by the Depository. The ownership of beneficial interests in the Global Warrants shall be shown on, and the transfer of such ownership shall be effected through, the records maintained by (i) the Depository or its nominee for each Global Warrant or (ii) institutions that have accounts with the Depository (each such institution, with respect to a Global Warrant in its account, a “Participant”). The terms of this Agreement shall be read in conjunction with the terms of the Warrant Certificate. If there is a conflict between the express terms of this Agreement and the Warrant Certificate, the terms of the Warrant Certificate shall govern and control, provided, however, that all provisions with respect to the rights, duties, protections, and liability of the Warrant Agent shall be determined and interpreted solely by the provision of this Agreement, and provided, further that no provision of this Agreement shall affect or limit the obligations of the Company to the Holders under the Global Warrants or the Definitive Certificates.

(b) If the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Global Warrant, and the Company shall instruct the Warrant Agent to deliver to each Holder a certificate for such Holder’s Warrants in the form of the Warrant Certificate. The Company shall use its best efforts to enable the Warrants to be “DTC eligible” so that interests in the Warrants may be held in book-entry form through the Depository for the term of the Warrants.

(c) A Holder has the right to elect at any time and from time to time a Warrant Exchange (as defined below) pursuant to a Warrant Certificate Request Notice (as defined below). Upon written notice by a Holder to the Warrant Agent requesting the exchange of some or all of such Holder’s Global Warrants for a separate certificate in the form attached hereto as Exhibit 1 (such separate certificate, a “Definitive Certificate”), which request shall be in the form attached hereto as Annex A (a “Warrant Certificate Request Notice” and the date of delivery of such Warrant Certificate Request Notice by a Holder, the “Warrant Certificate Request Notice Date” and the deemed surrender upon delivery by a Holder of a number of Global Warrants for the same number of Warrants evidenced by a Definitive Certificate, a “Warrant Exchange”), the Warrant Agent shall promptly effect the Warrant Exchange and shall promptly issue and deliver, at the expense of the Company, to the Holder a Definitive Certificate for such number of Warrants in the name set forth in the Warrant Certificate Request Notice. Such Definitive Certificate shall be dated the original issue date of the Warrants, shall be executed by an authorized signatory of the Company, shall be in the form attached hereto as Exhibit 1. In connection with a Warrant Exchange, the Company agrees to deliver, or to direct the Warrant Agent to deliver, the Definitive Certificate to the Holder within five (5) Business Days of the Warrant Certificate Request Notice pursuant to the delivery instructions in the Warrant Certificate Request Notice (“Warrant Certificate Delivery Date”). If the Company fails for any reason to deliver to the Holder the Definitive Certificate subject to the Warrant Certificate Request Notice by the Warrant Certificate Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares evidenced by such Definitive Certificate (based on the VWAP (as defined in the Warrant Certificate) of the Common Stock on the Warrant Certificate Request Notice Date), $10 per Business Day for each Business Day after such Warrant Certificate Delivery Date until such Definitive Certificate is delivered or, prior to delivery of such Definitive Certificate, the Holder

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rescinds such Warrant Exchange. The Company covenants and agrees that, as of the date of delivery of a valid Warrant Certificate Request Notice, a Holder shall be deemed to be the holder of the Definitive Certificate and, notwithstanding anything to the contrary set forth herein, the Definitive Certificate shall be deemed for all purposes to contain all of the terms and conditions of such Definitive Certificate and only the terms of Sections 3(c), 3(d) and 9 of this Agreement. For purposes of this Section 3(c), the term “Holder” shall be deemed to be the beneficial owner of record of the Global Warrant. For purposes of clarity, notwithstanding anything contained in a Definitive Certificate, solely with respect to the rights, duties, obligations, protections, immunities and liability of the Warrant Agent, if any, this Agreement shall control.

(d) A Holder of a Definitive Certificate (pursuant to a Warrant Exchange or otherwise) has the right to elect at any time and from time to time a Global Warrants Exchange (as defined below) pursuant to a Global Warrants Request Notice (as defined below). Upon written notice by a Holder to the Company for the exchange of some or all of such Holder’s Warrants evidenced by a Definitive Certificate for a beneficial interest in Global Warrants held in book-entry form through the Depositary, which request shall be in the form attached hereto as Annex B (a “Global Warrants Request Notice” and the date of delivery of such Global Warrants Request Notice by a Holder, the “Global Warrants Request Notice Date” and the surrender upon delivery by a Holder of the Warrants evidenced by Definitive Certificates for the same number of Warrants evidenced by a beneficial interest in Global Warrants held in book-entry form through the Depositary, a “Global Warrants Exchange”), the Company shall promptly effect the Global Warrants Exchange and shall promptly direct the Warrant Agent to issue and deliver to the Holder the Global Warrants for such number of Warrants set forth in the Global Warrants Request Notice, which beneficial interest in such Global Warrants shall be delivered by the Depositary’s Deposit or Withdrawal at Custodian system to the Holder pursuant to the instructions in the Global Warrants Request Notice. In connection with a Global Warrants Exchange, the Company shall direct the Warrant Agent to deliver the beneficial interest in such Global Warrants to the Holder within three (3) Business Days of the Global Warrants Request Notice pursuant to the delivery instructions in the Global Warrant Request Notice (the “Global Warrants Delivery Date”). If the Company fails for any reason to deliver, or cause to deliver, to a Holder Global Warrants subject to the Global Warrants Request Notice by the Global Warrants Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exchange (based on the VWAP of the Common Stock on the Global Warrants Request Notice Date), $10 per Trading Day for each Trading Day after such Global Warrants Delivery Date until such Global Warrants are delivered or, prior to delivery of such Global Warrants, the Holder rescinds such Global Warrants Exchange. In no event shall the Warrant Agent be liable for the Company’s failure to deliver the Global Warrants by the Global Warrant Delivery Date. The Company covenants and agrees that, upon the date of delivery of the Global Warrants Request Notice, the Holder shall be deemed to be the beneficial owner of record of the Global Warrants.

Section 4. Form of Warrants. The Warrant Certificate, together with the form of election to purchase Common Stock (“Notice of Exercise”) and the form of assignment to be printed on the reverse thereof, shall be in the form of the Warrant Certificate attached as Exhibit 1 hereto.

Section 5. Countersignature and Registration.

(a) Each Warrant Certificate shall be executed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or other authorized officer, either manually, by facsimile or by some other form of electronic signature. Each Warrant Certificate (other than any Definitive Certificate issued pursuant to a Warrant Exchange, which shall not require a countersignature of the Warrant Agent) shall be countersigned by the Warrant Agent either manually, by facsimile or by some other form of electronic signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b) The Warrant Agent will keep or cause to be kept, at one of its offices, or at the office of one of its agents, books for registration and transfer of the Warrant Certificates issued hereunder, other than the Warrants evidenced by any Definitive Certificate. Such books shall show the names and addresses of the respective Holders of the Warrant

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Certificates, the number of Warrant Shares evidenced on the face of each of such Warrant Certificate and the date of each of such Warrant Certificate. The Warrant Agent will create a special account for the issuance of Warrant Certificates. For purposes of clarity, the Warrant Agent shall not be required to keep a book for registration and transfer of Definitive Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates.

(a) With respect to the Global Warrants, subject to the provisions of the Warrant Certificate and the last sentence of this Section 6(a), at any time on or after the closing date of the Offering, and prior to the Close of Business on the Termination Date (as defined in the Warrant Certificate), any Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants, entitling a Holder to purchase the same number of shares of Common Stock as the Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants surrendered entitled such Holder to purchase. Any Holder desiring to transfer, split up, combine or exchange any Warrant Certificate or Global Warrant shall make such request in writing delivered to the Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants, together with the required form of assignment and certificate duly executed and properly completed and such other documentation as the Warrant Agent may reasonably request (which in case of a Warrant in book entry or electronic form held through the Depository, including, without limitation, the Global Warrants, shall not include any ink-original documents and shall not include any medallion guarantee or other type of guarantee or notarization), to be transferred, split up, combined or exchanged at the office of the Warrant Agent designated for such purpose, provided that no such surrender is applicable to a Holder of a Definitive Certificate. Any requested transfer of Warrants in book-entry form shall be accompanied by customary evidence of authority of the party making such request that may be reasonably required by the Warrant Agent. Thereupon the Warrant Agent shall, subject to the last sentence of this Section 6(a), countersign and deliver to the Person entitled thereto a Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants, as the case may be, as so requested. The Company may require payment from a Holder of a sum sufficient to cover any tax or governmental charge, if any, that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates or Global Warrants. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement or any Warrant Certificate or Global Warrant that requires the payment of taxes and/or charges unless and until the Warrant Agent is reasonably satisfied that all such payments have been made.

(b) Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants, which evidence shall include an affidavit of loss, or in the case of mutilated certificates, the certificate or portion thereof remaining, and, in case of loss, theft or destruction, of indemnity or security acceptable to the Company and the Warrant Agent, including the posting of a surety bond (provided, however, that no posting of a surety bond shall be required in connection with any Global Warrants in book entry or electronic form held through the Depository) and satisfaction of any other reasonable requirements established by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York, and reimbursement by a Holder to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants if mutilated, the Company will make and deliver a new Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants of like tenor to the Warrant Agent for delivery to such Holder in lieu of the Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants so lost, stolen, destroyed or mutilated; provided, however, that this Section 6(b) shall not apply to a Definitive Certificate which shall be governed by the terms of the Warrant Certificate.

Section 7. Exercise of Warrants; Exercise Price; Termination Date.

(a) The Warrants shall be exercisable commencing on the Initial Exercise Date. The Warrants shall cease to be exercisable and shall terminate and become void as set forth in Warrant Certificate. Subject to Section 7(b) below, the Holder of a Warrant may exercise the Warrant in whole or in part upon surrender of the Warrant Certificates or Global Warrants, if required pursuant to the terms of the Warrant Certificate, with the properly completed and duly executed Notice of Exercise and payment of the aggregate Exercise Price (unless exercised via a cashless exercise), which may be made, at the option of the Holder, by wire transfer or by certified or official bank check in United States

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dollars, to the Warrant Agent at the office of the Warrant Agent designated for such purposes. In the case of the Holder of a Global Warrant, the Holder shall deliver the executed Notice of Exercise (which shall not require any ink-original documents and shall not require any medallion guarantee or other type of guarantee or notarization of a Notice of Exercise (except in case the Warrant Shares are to be issued to a Person other than the registered Holder) and the payment of the aggregate Exercise Price as described in this Section 7(a) and the Warrant Certificate. Notwithstanding any other provision in this Agreement, a holder whose interest in a Global Warrant is a beneficial interest in a Global Warrant held in book-entry form through the Depository (or another established clearing corporation performing similar functions), shall effect exercises by delivering to the Depository (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by the Depository (or such other clearing corporation, as applicable). Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that, upon delivery of a Notice of Exercise or upon a Holder’s delivery of irrevocable instructions to such Holder’s Participant to exercise such Global Warrants, solely for purposes of Regulation SHO, such Holder shall be deemed for all corporate purposes to have exercised the Global Warrants and become the holder of record of the Warrant Shares with respect to such exercise at the time of such delivery, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Agent by 3:00 p.m. (New York City time) on the second Trading Day (as defined in the Warrant Certificate) following the date of delivery of the Notice of Exercise or such delivery of irrevocable instructions to such Holder’s Participant to exercise such Global Warrants.

(b) Upon the Warrant Agent’s receipt of the appropriate instruction form for exercise complying with the procedures to effect exercise of Global Warrants that are required by the Depository, accompanied by payment of the aggregate Exercise Price for the Warrant Shares to be purchased (other than in the case of a cashless exercise) (which shall not require any ink-original documents and shall not require any medallion guarantee or other type of guarantee or notarization of a Notice of Exercise or instruction form for exercise (except in case the Warrant Shares are to be issued to a Person other than the registered Holder), the Company shall cause the Warrant Agent (or the transfer agent for the Common Stock) to, and the Warrant Agent (or the transfer agent for the Common Stock) shall, deliver the Warrant Shares underlying such Warrant Certificate or Global Warrant to be delivered to or upon the order of a Holder of such Warrant Certificate or Global Warrant, registered in such name or names as may be designated by such Holder, no later than the Warrant Share Delivery Date (as defined in the Warrant Certificate). If the Company is then a participant in the DWAC system of the Depository and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant is being exercised via cashless exercise, then the Warrant Shares shall be transmitted by the Warrant Agent (or the transfer agent for the Common Stock) to the Holder by crediting the account of the Holder’s broker with the Depository through the DWAC system. Notwithstanding anything else to the contrary in this Agreement, except in the case of a cashless exercise, if any Holder fails to duly deliver payment to the Warrant Agent of an amount equal to the aggregate Exercise Price of the Warrant Shares to be purchased upon exercise of such Holder’s Warrant as set forth in Section 7(a) hereof by the Warrant Share Delivery Date, the Company will not obligated to cause the Warrant Agent (or the transfer agent for the Common Stock) to deliver any such Warrant Shares (via DWAC or otherwise) until the receipt of such payment, and the applicable Warrant Share Delivery Date shall be deemed to be extended by one Trading Day for each Trading Day (or part thereof) until such payment is delivered to the Warrant Agent. Upon receipt of a Notice of Exercise for a cashless exercise, the Warrant Agent shall deliver a copy of the Notice of Exercise to the Company and request from the Company, and the Company shall promptly calculate and transmit to the Warrant Agent, in writing, the number of Warrant Shares issuable in connection with such cashless exercise. The Warrant Agent shall have no obligation under this Agreement to calculate the number of Warrant Shares issuable in connection with a cashless exercise nor shall the Warrant Agent have any duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares issuable upon such exercise is accurate or correct.

(c) In case the Holder of any Warrant Certificate or Global Warrant shall exercise fewer than all Warrants evidenced thereby, upon the request of the Holder, a new Warrant Certificate or Global Warrant evidencing the number of Warrants equivalent to the number of Warrants remaining unexercised may be executed and delivered by the Company and, upon written instruction, countersigned by the Warrant Agent and delivered to the Holder of such Warrant Certificate or Global Warrant or to his duly authorized assigns in accordance with Section 4 of the Warrant Certificate, subject to the provisions of Section 6 hereof; provided, however, that this Section 7(c) shall not apply to a Definitive Certificate which shall be governed by the terms of the Warrant Certificate.

(d) Cost Basis Information.

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(1) In the event of a cash exercise of the Warrants, the Company hereby instructs the Warrant Agent to record cost basis for newly issued Warrant Shares to be equal to the Exercise Price.

(2) In the event of a cashless exercise, the Company shall provide cost basis for Warrant Shares issued pursuant to a cashless exercise at the time that the Company confirms the number of Warrant Shares issuable in connection with the cashless exercise to the Warrant Agent pursuant to Section 7(b) hereof.

Section 8. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, shall be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement or the Warrant Certificate. The Company shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.

Section 9. Certain Representations; Reservation and Availability of Shares of Common Stock or Cash.

(a) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Warrant Agent, constitutes a legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms, and the Warrants have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Warrant Agent pursuant hereto and payment therefor by the Holders, constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits hereof; in each case except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The Company covenants and agrees that the Company shall cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, free from preemptive rights, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

(c) The Warrant Agent will create a reserve account, into which shall be reserved such number of shares of Common Stock that are issuable upon the exercise of the Warrants in full, and from such reserve account the Common Stock shall be issued upon the exercise of Warrants.

(d) The Company further covenants and agrees that the Company shall pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificates or the Warrant Shares upon exercise of the Warrants. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or delivery of Warrant Shares in a name other than that of a Holder of the Warrant Certificate evidencing the Warrants surrendered for exercise or to issue or deliver any Warrant Shares upon the exercise of any Warrants until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the Holder of such Warrant Certificate at the time of surrender) or until it has been established to the reasonable satisfaction of the Company and the Warrant Agent that no such tax or governmental charge is due. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement or any Warrant that requires the payment of taxes and/or charges unless and until the Warrant Agent is reasonably satisfied that all such payments have been made.

Section 10. Common Stock Record Date. Each Person in whose name any certificate for shares of Common Stock is issued (or to whose broker’s account is credited shares of Common Stock through the DWAC system) upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record for the Common Stock represented thereby on, and such certificate shall be dated the date on which submission of the Notice of Exercise was made, provided that the Warrant Certificate evidencing such Warrant was duly surrendered (but only if required pursuant to the terms of the Warrant Certificate) and payment of the aggregate Exercise Price (and any applicable

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transfer taxes) was received on or prior to the time set forth in Section 7; provided, however, that if the date of submission of the Notice of Exercise is a date upon which the Common Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding day on which the Common Stock transfer books of the Company are open.

Section 11. Adjustment of Exercise Price, Number of Shares of Common Stock or Number of the Warrants. The Exercise Price, the number of shares underlying each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in Section 3 of the Warrant Certificate. In the event that at any time, as a result of an adjustment made pursuant to Section 3 of the Warrant Certificate, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 3 of the Warrant Certificate, and the provisions of Sections 7, 9 and 14 of this Agreement with respect to the shares of Common Stock shall apply on like terms to any such other shares. All Warrants issued by the Company subsequent to any adjustment made to the Exercise Price pursuant to the Warrant Certificate shall evidence the right to purchase, at the adjusted Exercise Price, the number of shares of Common Stock purchasable from time to time thereunder upon exercise of the Warrants, all subject to further adjustment as provided herein and therein.

Section 12. Certification of Adjusted Exercise Price or Number of Shares of Common Stock. Whenever the Exercise Price or the number of shares of Common Stock issuable upon the exercise of each Warrant is adjusted as provided in Section 3 of the Warrant Certificate, the Company shall promptly deliver a certificate to the Warrant Agent and each transfer agent of the Common Stock setting forth the Exercise Price of each Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment. The Warrant Agent shall be fully protected in relying on such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such adjustment or any such event until and unless it shall have received such certificate.

Section 13. Bank Accounts. All funds received by Computershare under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of services to be provided hereunder (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Warrant Agent in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare, in accordance with this Section 13, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

Section 14. Fractional Shares of Common Stock.

(a) The Company shall not issue fractions of Warrants or distribute Warrant Certificates which evidence fractional Warrants. Whenever any fractional Warrant would otherwise be required to be issued or distributed, the actual issuance or distribution shall reflect a rounding down of such fraction to the nearest whole Warrant.

(b) The Company shall not issue fractions of Warrant Shares upon exercise of Warrants or distribute stock certificates which evidence fractional shares of Common Stock. Whenever any fraction of a share of Common Stock would otherwise be required to be issued or distributed, the actual issuance or distribution in respect thereof shall be made in accordance with Section 2(d)(v) of the Warrant Certificate.

Section 15. Conditions of the Warrant Agent’s Obligations. The Warrant Agent accepts its obligations herein set forth upon the express terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrants shall be subject:

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(a) Compensation. The Company agrees to pay the Warrant Agent compensation for its services in accordance with the fee schedule agreed between the Company and Warrant Agent and shall reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur (including, without limitation, reasonable fees and expenses of counsel) in connection with the preparation, delivery, negotiation, amendment, administration and the execution of this Agreement and the exercise and performance of its duties hereunder.

(b) Indemnification. The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any costs, expenses (including reasonable fees and expenses of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions or omissions as Warrant Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct (each as determined in a final non-appealable judgment by a court of competent jurisdiction). The costs and expenses incurred by the Warrant Agent in enforcing this right of indemnification shall be paid by the Company.

(c) Agent for the Company. In acting under this Agreement and in connection with the Warrants, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the Holders or beneficial owners of Warrants.

(d) Counsel. The Warrant Agent may consult with counsel satisfactory to it, which may include counsel for the Company, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in the absence of bad faith and in accordance with the advice of such counsel.

(e) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon the Global Warrants, any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(f) Certain Transactions. The Warrant Agent, and its officers, directors, Affiliates and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as Depository, trustee or agent for, any committee or body of Holders of Warrants or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under any indenture to which the Company is a party.

(g) No Liability for Interest. Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

(h) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the exercise of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law.

(i) Instructions; Certifications. From time to time, the Company may provide the Warrant Agent with instructions or certifications concerning or related to the services performed by the Warrant Agent hereunder. In

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addition, at any time the Warrant Agent may apply to any officer of the Company for instruction, and may consult with legal counsel for the Warrant Agent or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. The Warrant Agent and its employees, agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken, suffered or omitted to be taken by Warrant Agent, its employees, agents and subcontractors in reliance upon any Company instructions, certifications or upon the advice or opinion of such counsel. The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.

(j) The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

(k) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(l) The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

(m) The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Commission or this Agreement, including without limitation obligations under applicable regulation or law.

(n) [Reserved.]

(o) The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(p) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the Holders or any other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

(q) Delivery of Exercise Price. The Warrant Agent shall forward funds received for warrant exercises under this Agreement in a given month by the 5th Business Day of the following month by wire transfer to an account designated by the Company.

(r) Opinion of Counsel. The Company shall provide an opinion of counsel reasonably satisfactory to counsel to the Warrant Agent prior to the effective date of this Agreement. The opinion shall state that all Warrants or Common Stock, as applicable, are: (1) registered under the Securities Act or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the warrants or shares; and (2) validly issued, fully paid and non-assessable.

(s) Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the compensation

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for services performed hereunder shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

(t) Consequential Damages. Neither party to this Agreement shall be liable to the other party for any consequential, indirect, punitive, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

(u) Limitation of Liability. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, other than as a result of, or arising out of, the Warrant Agent’s gross negligence, bad faith, or willful misconduct (each as determined in a final non-appealable judgment by a court of competent jurisdiction), is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought.

(v) The rights and obligations of the parties set forth in this Section 15 shall survive the termination of the Warrants, the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

Section 16. Purchase or Consolidation or Change of Name of Warrant Agent.

(a) Any Person into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be party, or any Person succeeding to the shareholder services business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 18. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement and any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

(b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

Section 17. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following express terms and conditions, by all of which the Company, by its acceptance hereof, shall be bound:

(a) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, Chief Financial Officer or President of the Company; and such certificate shall be full authorization and protection to the Warrant Agent, and the Warrant Agent shall incur no liability for or in respect of for any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate.

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(b) Subject to the limitation set forth in Section 15, the Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction).

(c) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) by the Company or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(d) The Warrant Agent shall not have any liability or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of Warrant Shares required under the provisions of Section 11 or responsible for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants evidenced by Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(e) Each party hereto agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the other party hereto for the carrying out or performing by any party of the provisions of this Agreement.

(f) [Reserved.]

(g) This Section 17 shall survive the termination of the Warrants, the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

Section 18. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing sent to the Company and, in the event that the Warrant Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock. In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice thereunder. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days’ notice in writing, sent to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock, and to the Holders of the Warrant Certificates. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder of a Warrant Certificate (which shall, with such notice, submit its Warrant Certificate for inspection by the Company), then the Warrant Agent or Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent, provided that, for purposes of this Agreement, the Company shall be deemed to be the Warrant Agent until a new warrant agent is appointed. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a Person (other than a natural person) organized and doing business under the laws of the United States or of a state thereof, in good standing, which is authorized under such laws to exercise shareholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus (together with its Affiliates) of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose but such predecessor

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Warrant Agent shall not be required to make any additional expenditure (without prompt reimbursement by the Company) or assume any additional liability in connection with the foregoing. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the Holders of the Warrant Certificates. However, failure to give any notice provided for in this Section 18, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

Section 19. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement, but subject to the terms of the Warrant Certificate, the Company may, at its option, issue new Warrant Certificates or Global Warrants evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates or Global Warrants made in accordance with the provisions of this Agreement.

Section 20. Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the Holder of any Global Warrants or Warrant Certificate to or on the Company, (ii) by the Company or by the Holder of any Global Warrants or Warrant Certificate to or on the Warrant Agent, or (iii) by the Company or the Warrant Agent to the Holder of any Global Warrants or Warrant Certificate, shall be deemed given when in writing (a) on the date delivered, if delivered personally, (b) on the first Business Day following the deposit thereof with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, (c) on the fourth Business Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), and (d) the date of transmission, if such notice or communication is delivered via email attachment at or prior to 5:30 p.m. (New York City time) on a Business Day, and (e) the next Business Day after the date of transmission, if such notice or communication is delivered via email attachment on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that email notice shall not constitute effective notice to the Warrant Agent unless receipt is confirmed in writing by the Warrant Agent, or, if no such confirmation is provided by the Warrant Agent, such email is followed by notice sent by overnight courier service to be delivered on the next Business Day following such email:

(a)	If to the Company, to:

Ascent Solar Technologies, Inc. 12300 Grant Street Thornton, CO 80241 Attention: [●] E-mail: [●]

(b)	If to the Warrant Agent, to:

Computershare Inc. Computershare Trust Company, N.A. 150 Royall St. Canton, MA 02021 Attention: Client Services E-mail:

(c) If to the Holder of any Global Warrants or Warrant Certificates, to the address of such Holder as shown on the registry books of the Company. Any notice required to be delivered by the Company to the Holder of any Warrant may be given by the Warrant Agent on behalf of the Company. Notwithstanding any other provision of this Agreement, where this Agreement provides for notice of any event to a Holder of any Warrant, such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the procedures of the Depository or its designee.

Section 21. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Global Warrants in order to (a) add to

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the covenants and agreements of the Company for the benefit of the Holders of the Global Warrants, (b) to surrender any rights or power reserved to or conferred upon the Company in this Agreement, (c) cure any ambiguity, or (d) correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, provided that such addition, correction, cure or surrender shall not adversely affect the interests or rights of the Holders of the Global Warrants or Warrant Certificates in any material respect. As a condition precedent to the Warrant Agent’s execution of any supplement or amendment to this Agreement, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed supplement or amendment complies with the terms of this Section 21. No supplement or amendment to this Agreement shall be effective unless executed by the Warrant Agent. The Warrant Agent may, but shall not be obligated to, execute any amendment or supplement or waiver that affects the Warrant Agent’s own rights, duties or immunities under this Agreement.

Section 22. Successors. All covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 23. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any Person other than the Company, the Holders of Global Warrants or Warrant Certificates and the Warrant Agent any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Global Warrants or Warrant Certificates.

Section 24. Governing Law. This Agreement and each Warrant Certificate and Global Warrant issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.

Section 25. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 26. Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 27. Information. The Company agrees to promptly provide to the Holders of the Warrants any information it provides to the holders of the Common Stock, except to the extent any such information is publicly available on the EDGAR system (or any successor thereof) of the Securities and Exchange Commission.

Section 28. USA PATRIOT Act Notice. The Warrant Agent hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it must obtain, verify and record certain information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Warrant Agent to identify the Company in accordance with the Patriot Act.

Section 29. Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest; provided, however, that this provision shall not affect or limit in any way the obligations of the Company to the Holders under the Global Warrants or the Warrant Certificates.

Section 30. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement; provided, however, that if such prohibited and invalid provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

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(Signature page follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ASCENT SOLAR TECHNOLOGIES, INC.

By:
Name:
Title:

COMPUTERSHARE, INC., AND
COMPUTERSHARE TRUST COMPANY, N.A.
as Warrant Agent

By:
Name:
Title:

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Annex A: Form of Warrant Certificate Request Notice

WARRANT CERTIFICATE REQUEST NOTICE

To: Computershare, Inc. and Computershare Trust Company, N.A., collectively as Warrant Agent for Ascent Solar Technologies, Inc. (the “Company”)

The undersigned Holder of Common Stock Purchase Warrants (“Warrants”) in the form of Global Warrants issued by the Company hereby elects to receive a Warrant Certificate evidencing the Warrants held by the Holder as specified below:

1. Name of Holder of Warrants in form of Global Warrants: _____________________________

2. Name of Holder in Warrant Certificate (if different from name of Holder of Warrants in form of Global Warrants): ________________________________

3. Number of Warrants in name of Holder in form of Global Warrants: ___________________

4. Number of Warrants for which Warrant Certificate shall be issued: __________________

5. Number of Warrants in name of Holder in form of Global Warrants after issuance of Warrant Certificate, if any: ___________

6. Warrant Certificate shall be delivered to the following address:

______________________________

______________________________

______________________________

______________________________

The undersigned hereby acknowledges and agrees that, in connection with this Warrant Exchange and the issuance of the Warrant Certificate, the Holder is deemed to have surrendered the number of Warrants in form of Global Warrants in the name of the Holder equal to the number of Warrants evidenced by the Warrant Certificate.

Name of Investing Person: __________________________________________________

Signature of Authorized Signatory of Investing Person: ___________________________

Name of Authorized Signatory: ______________________________________________

Title of Authorized Signatory: _______________________________________________

Date: ___________________________________________________________________

Address of Investing Person:

___________________

___________________

___________________

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Annex B: Form of Global Warrants Request Notice

GLOBAL WARRANTS REQUEST NOTICE

To: Ascent Solar Technologies, Inc. (the “Company”)

The undersigned Holder of Common Stock Purchase Warrants (“Warrants”) in the form of Definitive Certificate issued by the Company hereby elects to receive Global Warrants evidencing the Warrants held by the Holder as specified below:

1. Name of Holder of Warrants in form of Definitive Certificate: _____________________________

2. Name of Holder of Global Warrant (if different from name of Holder of Warrants in form of Definitive Certificate): ________________________________

3. Number of Warrants in name of Holder in form of Definitive Certificate: ___________________

4. Number of Warrants for which Global Warrants shall be issued: __________________

5. Number of Warrants in name of Holder in form of Definitive Certificate after issuance of Global Warrants, if any: ___________

6. Global Warrants shall be delivered pursuant to the following DWAC instructions:

______________________________

______________________________

______________________________

______________________________

The undersigned hereby acknowledges and agrees that, in connection with this Global Warrants Exchange and the issuance of the Global Warrants, the Holder is deemed to have surrendered the number of Warrants in form of Definitive Certificate in the name of the Holder equal to the number of Warrants evidenced by the Global Warrants.

Name of Investing Person: __________________________________________________

Signature of Authorized Signatory of Investing Person: ___________________________

Name of Authorized Signatory: ______________________________________________

Title of Authorized Signatory: _______________________________________________

Date: ___________________________________________________________________

Address of Investing Person:

___________________

___________________

___________________

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Exhibit 1: Form of Warrant Certificate

[attached]

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